Exhibit 24


                                POWER OF ATTORNEY

         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint DENNIS W. BAKKE, BARRY J. SHARP and WILLIAM R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-8 relating to shares of Common Stock, par value $.01 per share, of The AES Corporation, a Delaware corporation "AES", issuable or deliverable under The AES Corporation Deferred Compensation Plan for Directors, any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.


Signature                       Position with AES             Date
---------                       -----------------             ----
/s/ Roger W. Sant               Chairman of the               October 14, 1997
---------------------------     Board and Director
Roger W. Sant

/s/ Dennis W. Bakke             President, Chief Executive    October 14, 1997
---------------------------     Officer and Director
Dennis W. Bakke                 (Principal Executive Officer)

/s/ Vicki-Ann Assevero          Director                      October 14, 1997
---------------------------
Vicki-Ann Assevero

/s/ Dr. Alice F. Emerson        Director                      October 14, 1997
---------------------------
Dr. Alice F. Emerson

/s/ Robert F. Hemphill, Jr.     Director                      October 14, 1997
---------------------------
Robert F. Hemphill, Jr.

/s/ Frank Jungers               Director                      October 14, 1997
---------------------------
Frank Jungers

/s/ Dr. Henry R. Linden         Director                      October 14, 1997
---------------------------
Dr. Henry R. Linden

/s/ John McArthur               Director                      October 14, 1997
---------------------------
John McArthur

/s/ Hazel O'Leary               Director                      October 14, 1997
--------------------------
Hazel O'Leary

/s/ Thomas I. Unterberg         Director                      October 14, 1997
---------------------------
Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.     Director                      October 14, 1997
---------------------------
Robert H. Waterman, Jr.

/s/ Barry J. Sharp              Vice President and Chief      October 14, 1997
---------------------------     Financial Officer
Barry J. Sharp                  (Principal Financial a
                                Accounting Officer)